Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the Effective Date provided herein, by and between Guardian Pharmacy Services, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (the “Seller”).

WHEREAS, in September 2024, the Company consummated its initial public offering of shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), and completed an internal corporate reorganization, pursuant to which the Company issued an aggregate of 54,094,232 shares (the “Corporate Reorganization Shares”) of Class B common stock, par value $0.001 per share (“Class B Common Stock,” and together with Class A Common Stock, “Common Stock”);

WHEREAS, pursuant to the Company’s Amended and Restated Certificate of Incorporation, outstanding Corporate Reorganization Shares automatically have converted, or will convert, into shares of Class A Common Stock, on a one-for-one basis, in four substantially equal tranches on each of March 28, 2025, September 27, 2025, March 28, 2026 and September 27, 2026;

WHEREAS, the Seller is (i) a holder of shares of Class A Common Stock that were issued or are issuable upon such conversion of the Corporate Reorganization Shares, and (ii) a party to a Lock-Up Agreement entered into with the Company effective as of October 19, 2025 (the “Existing Lock-Up Agreement”), pursuant to which the Seller agreed that during the period commencing at 5:00 p.m., New York City time, on October 19, 2025 and ending at 11:59 p.m., New York City time, on June 30, 2026 (including any extensions, the “Existing Lock-Up Period”), it will not engage in any Disposition (as defined in the Existing Lock-Up Agreement) of any shares of Common Stock then held or thereafter acquired by the Seller, all subject to and in accordance with the terms of such Existing Lock-Up Agreement;

WHEREAS, the Company and its board of directors (the “Board”) have determined that it is in the best interests of the Company and its stockholders to increase the number of shares of Class A Common Stock that comprise the Company’s public float and, subject to appropriate market conditions and other considerations, to facilitate an orderly distribution of such shares of Class A Common Stock that stockholders of the Company may wish to sell by means of one or more underwritten public offerings (individually, a “Public Offering” and collectively, “Public Offerings”), including through one or more Synthetic Secondary Offerings (as defined below);

WHEREAS, in connection with effectuating any Public Offering, the Company would expect to enter into an Underwriting Agreement (the “Underwriting Agreement”) with such selling stockholders as are named therein and one or more underwriters named therein (collectively, the “Underwriters”), pursuant to which the Underwriters would purchase shares of Class A Common Stock from the Company and the selling stockholders, at the price and upon the terms and conditions provided in the Underwriting Agreement and approved by a Pricing Committee of the Board;

WHEREAS, in the event that the Company determines to undertake any Public Offering that includes a Synthetic Secondary Offering during the Existing Lock-Up Period, the Company would use the net proceeds received by it from its issuance and sale of newly-issued shares of Class A Common Stock in such Public Offering to purchase, in the aggregate, an equal number of shares of Class A Common Stock from the Seller and from each other stockholder who enters into a Stock Purchase Agreement, in substantially the form hereof, providing for the sale to the Company of shares of Class A Common Stock issued upon conversion of Corporate Reorganization Shares, in each case in a private transaction at the price and upon the terms and conditions provided in this Agreement (a “Synthetic Secondary Offering”); and

WHEREAS, the Seller has indicated its desire, in furtherance of the foregoing and if the Company determines to undertake one or Synthetic Secondary Offerings, and subject to the terms and conditions set forth herein, to sell to the Company up to the maximum number of shares of Class A Common Stock indicated below its name on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Purchase and Sale of Synthetic Secondary Shares.

(a) Subject to the satisfaction of the terms and conditions set forth herein, the Seller agrees to sell to the Company, and the Company agrees to purchase from the Seller, following the consummation of any Public Offering that includes a Synthetic Secondary Offering, up to the maximum number of shares of Class A Common Stock indicated below such Seller’s name on the signature page hereto (the “Synthetic Secondary Shares”). Subject to the consummation of such a Public Offering, (i) the number of Synthetic Secondary Shares to be purchased and sold hereunder with respect to any such Public Offering will be set forth in a written notice delivered by the Company to the Seller at or prior to the Closing (as defined below) and (ii) the purchase price per share for any and all Synthetic Secondary Shares so purchased hereunder will be equal to the purchase price per share to be paid by the Underwriters to the Company, and any selling stockholders, as provided in and pursuant to the Underwriting Agreement, which is an amount equal to the Public Offering price set forth therein less the underwriting discount (the “Purchase Price”).

(b) The closing of any transactions contemplated by Section 1(a) (any such closing of one or more Synthetic Secondary Offerings referred to herein as a “Closing”) shall occur not later than the second business day after the consummation of the relevant Public Offering, or at such other later time as may be agreed to by the Company and the Seller. At the Closing, (i) the Seller shall deliver to the Company such transfer instruments relating to the Synthetic Secondary Shares being sold by the Seller, as reasonably requested by the Company, and (ii) as aggregate consideration for the Synthetic Secondary Shares being sold by the Seller, the Company shall promptly pay the Seller by wire transfer or by check, payable as the Seller shall designate in writing to the Company at least two business days prior to the Closing, in a dollar amount equal to the product obtained by multiplying (x) the number of Synthetic Secondary Shares being sold by the Seller by (y) the Purchase Price.

(c) The Company is under no obligation to consummate any Public Offering. The obligation of the Company to purchase the Synthetic Secondary Shares to be sold by the Seller at any Closing is subject to and conditioned on (i) the consummation of a Public Offering that includes a Synthetic Secondary Offering, and (ii) each of the representations and warranties made by the Seller in Section 3 being true and correct as of the respective Closing.

(d) The Company and its agents and affiliates shall have the right to deduct and withhold taxes from any payments to be made to the Seller pursuant to this Agreement if, in their reasonable opinion, such withholding is required by law, and the Company may require Seller to deliver any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information. To the extent that any such taxes are so withheld and paid to the applicable governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by any such required deduction or withholding, the Company may deduct and withhold with respect to any future payment to such person to cover such amounts. The Seller shall bear responsibility for any transfer, documentary, stamp, registration, filing and recording taxes and similar charges relating to the sale of Synthetic Secondary Shares by the Seller pursuant to this Agreement.

2. Lock-Up.

(a) Subject to and commencing upon the initial Closing hereunder, the Seller hereby agrees that, during the Post-Offering Lock-Up Period (as defined below) and except as otherwise provided for in this Agreement or as permitted by the prior written consent of the Company, the Seller will not offer, sell, contract to sell, pledge, grant any option to purchase, distribute or otherwise dispose of (collectively, a “Disposition”) any shares of Common Stock now held or hereafter acquired by the Seller. The foregoing restrictions are also expressly agreed to prohibit, without limitation, (i) bona fide gifts, (ii) transfers, sales, distributions or other dispositions that are made exclusively between or among the Seller and (A) members of the Seller’s family or any trust for the benefit of the Seller or members of the Seller’s family, or (B) affiliates of the Seller, including its partners (if a partnership), members (if a limited liability company), or shareholders (if a corporation).

(b) In furtherance of the foregoing restrictions, the Seller hereby agrees that the Company and its transfer agent and registrar for the Common Stock are hereby authorized to decline to make or effect any attempted transfer of Common Stock held by the Seller if such transfer would constitute, or reasonably could be expected to lead to, a Disposition in violation or breach of this Agreement.

(c) For purposes of this Agreement, “Post-Offering Lock-Up Period” shall mean a period commencing upon the initial Closing hereunder and ending on the later of (i) June 30, 2026 or (ii) the date that is 180 days after the date of the latest Underwriting Agreement entered into on or prior to June 30, 2026, in each case subject to extension by mutual written agreement of the Company and the Seller.

(d) In furtherance of the foregoing, the Company hereby consents to the Seller’s offer and sale of the Synthetic Secondary Shares in accordance with the terms and conditions of this Agreement (in furtherance of Section 1(d) of the Existing Lock-Up Agreement) and (ii) the parties hereby agree that, upon the initial Closing hereunder, the Existing Lock-Up Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in all respects by the provisions set forth in Sections 2 (a)-(c).

3. Company Representations. In connection with the transactions contemplated by this Agreement, the Company represents and warrants to the Seller, as of each Closing, that the Company has all requisite power and authority to enter into this Agreement and to purchase the Synthetic Secondary Shares from the Seller being so purchased as provided herein. This Agreement has been duly and validly authorized, executed and delivered by the Company.

4. Seller Representations. In connection with the transactions contemplated by this Agreement, the Seller represents and warrants to the Company as of each Closing that:

(a) This Agreement has been duly authorized, executed and delivered by the Seller.

(b) The Seller has full right, power, capacity, and authority to enter into this Agreement and to sell, assign, transfer and deliver the shares of Class A Common Stock to be sold by the Seller hereunder. Any and all consents, approvals, authorizations and orders necessary for the execution and delivery by the Seller of this Agreement and for the sale and delivery of the shares of Class A Common Stock to be sold by the Seller hereunder, have been obtained. Immediately prior to the Closing, the Seller will have valid title to the Synthetic Secondary Shares to be sold by the Seller, free and clear of all security interests, claims, liens, equities or other encumbrances.

(c) The Seller (either individually or each together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement as the Seller has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the transactions contemplated by this Agreement. The Seller acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.

5. The Seller acknowledges and agrees for the express benefit of the Underwriters, and their respective affiliates and representatives that (a) none of the Underwriters, nor any of their respective affiliates, nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any representations or warranties with respect to the Company or the Common Stock, and have no responsibility as to the accuracy, completeness or adequacy of any information or documents supplied to the Seller by or on behalf of the Company in connection with the transactions contemplated by this Agreement, and (b) the Underwriters shall not be construed as a financial advisor or fiduciary to the Seller in connection with the transactions contemplated by this Agreement.

6. Effective Date. This Agreement shall become effective on the date it has been executed and delivered by each party hereto (the “Effective Date”).

7. Termination. This Agreement shall automatically terminate and be of no further force and effect if any of the representations and warranties made by the Seller in Section 4 are not true and correct as of any Closing. In addition, this Agreement may be terminated: (i) at any time prior to any Closing by mutual written consent of the Seller and the Company or (ii) at the election of the Seller or the Company by written notice to the other party hereto at any time after 11:59 p.m., New York City time, on June 30, 2026, if an Underwriting Agreement shall not have been executed on or prior to such date, unless such date is extended by the mutual written consent of the Seller and the Company. In the absence of any such earlier termination, this Agreement shall remain in effect until the expiration of the Post-Offering Lock-Up Period.

8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via electronic mail to the recipient. Such notices, demands and other communications shall be sent to the address indicated below:

If to the Company, to:

Guardian Pharmacy Services, Inc.

300 Galleria Parkway SE, Suite 800

Atlanta, GA 30339

Attention: Douglas Towns, General Counsel

Email: doug.towns@guardianpharmacy.net

with a copy (which copy shall not constitute notice) to:

Jones Day

1221 Peachtree Street NE, Suite 400

Atlanta, GA 30361

Attention: Mark L. Hanson

Email: mlhanson@jonesday.com

If to the Seller, to the address set forth below the Seller’s name on the signature page hereto.

9. Miscellaneous.

(a) Severability. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(b) Amendment and Waiver. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Seller. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(c) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other party. This Agreement shall be binding upon and inure solely to the benefit of the Seller and the Company and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

(d) Remedies. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(e) Governing Law; Jurisdiction. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE LAWS OF THE STATE OF NEW YORK, AND SHALL INURE TO THE BENEFIT OF AND THE OBLIGATIONS CREATED HEREBY SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

(f) Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(g) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. There are no other agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.

(h) Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[Signatures pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

The Seller:

(Name of Stockholder)

By:
Name:
Title:

(If the Seller is an entity)

Address of Seller:

Email Address of Seller:

OPTION 1:	OPTION 2:
Maximum Number of Shares to be Sold in Public Offering at Target Size:	Maximum Number of Shares to be Sold in Public Offering at Target Size and/or Upsized Offering:

and
Maximum Number of Shares to be Sold in Public Offering if Upsized by up to 20%:

To elect Option 1, check this box: ☐	To elect Option 2, check this box: ☐

NOTE: The execution by the Seller of this Agreement shall grant the Company, acting under the oversight of the Pricing Committee of the Board, to allocate and determine the actual number of shares to be sold by the Seller (together with all Sellers participating in any Public Offering), up to the maximum number of shares indicated by Seller in one or more Public Offerings, as pro rata as possible among all participating Sellers in order to achieve the size of the Public Offering that the Pricing Committee, in consultation with the Underwriters, determine to be in the best interest of the Company and the stockholders.

[Signature Page to Stock Purchase Agreement]

The Company:

GUARDIAN PHARMACY SERVICES, INC.

By:
Name:	David K. Morris
Title:	Executive Vice President and Chief Financial Officer

Date:

[Signature Page to Stock Purchase Agreement]